Exhibit 23.4

                    Consent of Independent Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 and related Prospectus of Iron Mountain Incorporated for the registration of 2,500,000 shares of common stock and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements of HIMSCORP, Inc. and Subsidiaries included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 25, 1997.

                                                 /s/ Ernst & Young LLP

Chicago, Illinois
November 13, 1998